SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)             November 29,1995



                         BANYAN SHORT TERM INCOME TRUST
            (Exact name of Registrant as specified in its charter)


  Massachusetts                 1-8820                           36-6801275
(State of or other         (Commission File           (I.R.S. Employer
 jurisdiction of                Number)                       Identification
 incorporation)                                                   Number)



150 South Wacker Drive, Suite 2900, Chicago, IL                    60606
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code             (312) 553-9800


ITEM 5.     OTHER INFORMATION

      On November 29, 1995, The Board of Trustees (the "Trustees") of Banyan Short Term Income Trust (the "Registrant") announced that it will make a cash distribution of $3.95 per share on December 22, 1995, to all record holders of beneficial interest on December 11, 1995. This is the initial distribution being made pursuant to the Registrant's Plan of Termination/Liquidation as previously disclosed on October 26, 1995.

      In addition, the Board of Trustees of the Registrant granted the request of a prospective purchaser of interests in the Registrant to acquire up to approximately twenty-nine percent of the outstanding shares of the Registrant.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  December 6, 1995                 BANYAN SHORT TERM INCOME TRUST

                                                (Registrant)


                                        By:   /s/ Joel L. Teglia
                                              Joel L. Teglia
                                        Its:  Vice President, Chief Financial
                                              and Accounting Officer